Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                      Parks, Tschopp, Whitcomb & Orr, P.A.
                     2600 Maitland Center Parkway, Suite 330
                               Maitland, FL 32751




SurgiLight, Inc.
12001 Science Drive, Suite 140
Orlando, Florida 32826

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated February 16, 2001, with respect to the financial statements of SurgiLight, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2000, filed with the Securities and Exchange Commission, which has been incorporated by reference in its entirety in the Registration Statement on Form S-8:

February 12, 2001

Parks, Tschopp, Whitcomb & Orr, P.A.


By:  /s/  Thomas Tschopp, CPA
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          Thomas Tschopp, CPA